Exhibit 99.1

October 20, 2021	1500 Robert-Bourassa Blvd. 7th Floor Montreal QC, H3A 3S8 www.computershare.com
To: All Canadian Securities Regulatory Authorities

Subject: CANADIAN PACIFIC RAILWAY LIMITED

Dear Sir/Madam: We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Special Meeting
Record Date for Notice of Meeting :	November 1, 2021
Record Date for Voting (if applicable) :	November 1, 2021
Beneficial Ownership Determination Date :	November 1, 2021
Meeting Date :	December 8, 2021

Meeting Location (Virtual Only) :	Access to the Online webcast at: https://web.lumiagm.com/489073275
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	13645T100	CA13645T1003

Sincerely, Computershare Agent for CANADIAN PACIFIC RAILWAY LIMITED